Chadbourne & Parke LLP                  30 Rockefeller Plaza, New York, NY 10112
                                           tel (212) 408-5100 fax (212) 541-5369

                                                                February 4, 2005

OPINION LETTER

Ormat Funding Corp.
980 Greg Street
Sparks, Nevada  89431

              Re:  United States Federal Income Tax Consequences to Beneficial
                   Owners Arising from the Ormat Funding Corp. Exchange Offer

Ladies and Gentlemen:

              We are acting as counsel to Ormat Funding Corp., a Delaware corporation (the "Issuer"), and each of the guarantors listed on Schedule A hereto (such guarantors are hereinafter referred to as the "Guarantors" and the
Guarantors, together with the Issuer are, hereinafter referred to as the
"Registrants") in connection with the offer to exchange (the "Exchange Offer")
the Issuer's 8 1/4% Senior Secured Exchange Notes due December 30, 2020 (the
"Exchange Notes") for an equal principal amount of the Issuer's outstanding
8 1/4% Senior Secured Exchange Notes due December 30, 2020 (the "Private
Notes"), and in connection with the preparation of the prospectus (the
"Prospectus") contained in the registration statement on Form S-4 (the
"Registration Statement") filed with the Securities and Exchange Commission by the Registrants for the purpose of registering the Exchange Notes and the guarantees of the Guarantors of the Exchange Notes under the Securities Act of
1933, as amended. Unless otherwise defined herein, terms defined in the
Prospectus are used herein as defined therein.

              In rendering our opinion expressed below, we have assumed that all of the transactions contemplated by the Exchange Offer and described in the
Registration Statement did occur or will occur in accordance with the terms and descriptions thereof.

              Based upon the foregoing, and subject to the assumptions and other limitations set forth in the Registration Statement, the discussion therein under the caption "Certain United States Federal Income Tax Consequences"
represents our opinion regarding the material U.S. federal income tax consequences to beneficial owners arising from the Exchange Offer and of owning and disposing of the Exchange Notes.

              We hereby consent to the use of our name under the captions
"United States Federal Income Tax Consequences" and "Legal Matters" in the
Prospectus forming part of the

Registration Statement and to the filing of this opinion as an exhibit to the
Registration Statement.

                                                     Very truly yours,

                                                     /s/ Chadbourne & Parke LLP

                                   Schedule A

Brady Power Partners

OrMammoth Inc.

Ormesa LLC

ORNI 1 LLC

ORNI 2 LLC

ORNI 7 LLC

Steamboat Geothermal LLC

Steamboat Development Corp.